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                                                                  Exhibit 10.08


                              MANAGEMENT AGREEMENT
                              --------------------

           MANAGEMENT AGREEMENT, dated as of _______________, 1999, between LATONA ASSOCIATES INC., a Delaware corporation ("Manager"), and GENTEK INC., a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

           A. The Company has been formed by The General Chemical Group Inc., ("GCG"), a Delaware corporation, in connection with the separation of GCG's performance products and manufacturing businesses through a spinoff by distributing, on a pro rata basis, all of the shares of the Company to the stockholders of GCG. Following such distribution, the Company will be a separate public company, owning and operating GCG's performance products and manufacturing businesses.

           B. The Manager has provided various management and other services to GCG. Now, the Company desires to engage Manager to provide certain management services with respect to the business of the Company and its subsidiaries and to provide other services and advice more fully set forth herein, and Manager is willing to undertake these responsibilities, all upon the terms and conditions set forth herein.

           NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

           1. Services of Manager. Subject to the terms and conditions of this Agreement, Manager will provide the following services (collectively, the "Services") to the Company:

                (a) provide strategic management, business and financial advisory services to the Company and its subsidiaries with respect to, among other matters, the manufacturing and performance products businesses conducted by the Company, including strategic guidance and advice with respect to tax, employee benefits insurance and risk management matters; and

                (b) provide such other corporate services of such nature and scope as the Company and Manager may reasonably agree upon from time to time.



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           In addition to the services of its own staff, Manager shall select and, with the consent of the Company, engage on behalf of the Company the services of other professionals and consultants in connection with the provision of the services set forth above, including management consultants, bankers, investment bankers, underwriters, accountants, actuaries, insurance brokers, tax advisors, appraisers, risk management consultants and employee benefits consultants and attorneys.

           Manager may also obtain, on its own behalf, the services of individuals and entities in connection with its provision of the Services, and such third-party services shall be deemed to be provided by the Manager for purposes of this Agreement.

           The Service shall relate to the business currently conducted by the Company and its subsidiaries, including, without limitation, General Chemical Corporation, Toledo Technologies Inc., Balcrank Products Inc., Reheis Inc., Defiance, Inc. and Noma Industries Limited.

           2. Limitations on Manager's Authority. Manager will not be authorized to manage the affairs of, act in the name of, direct the actions of employees of or in any way bind the Company or any of its subsidiaries (unless otherwise authorized in writing by the Company to do so). The management, policies and operations of the Company and its subsidiaries will be the responsibility of the directors and officers of the Company and its subsidiaries acting pursuant to and in accordance with the relevant corporate charter and by-laws, and all decisions relating to corporate matters will be made by the directors and officers of the Company and its subsidiaries acting pursuant to and in accordance with the relevant corporate charter and by-laws.

           3. Independent Contractor Status. Manager will render and perform the services under this Agreement as an independent contractor in accordance with its own standards, subject to its compliance with the provisions of this Agreement and with all applicable laws, ordinances and regulations.

           4. Availability of Employees. Manager will make available to the Company the services of such of its employees and consultants as are necessary, in the reasonable judgment of the Manager, for the performance from time to time of the Services, provided that the inability of the Manager to make available to the Company a specific employee or consultant of the Manager for any reason, including without limitation the death or disability of such employee or consultant, the termination of an employment or consulting agreement with any such person or the assignment of such employee or consultant to other duties, shall not constitute a default hereunder.

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           5. Limited Liability of Manager. (a) Neither Manager nor any
director, officer, stockholder, employee or agent of Manager makes any express or implied representation, warranty, or guarantee to the Company, to any of its subsidiaries, to any of its stockholders or to any third party relating to the services to be performed by Manager pursuant to this Agreement or the quality or results of such services.

           (b) Manager shall not be liable to the Company, to any of its subsidiaries, to any of its stockholders or to any third party for any expense, claim, loss or damage, including, without limitations indirect, special, consequential or exemplary damages suffered other than by reason of Manager's intentional failure to perform the services to be performed by Manager pursuant to this Agreement, or by reason of action taken by Manager which was in bad faith and in a manner not reasonably believed by Manager to be in the best interests of the Company.

           (c) Manager shall not be liable to the Company, to any of its subsidiaries, to any of its stockholders or to any third party for the consequences of any failure to perform or delay in performing any of its obligations under this Agreement if that failure shall be caused by events or circumstances beyond its control including, without limitation, by strikes or labor disputes; provided that Manager shall reasonably provide prompt notice to the Company or its subsidiaries of such inability and the reasons therefor.

           6. Indemnification. The Company will indemnify Manager and each director, officer, stockholder, employee and agent of Manager against any losses, claims, damages or liabilities (including legal or other expenses reasonably incurred in investigating or defending against any such losses, claims, damages or liabilities), joint or several ("Liabilities"), to which any of such persons may become subject by reason of such person's being a director, officer, stockholder, employee or agent of Manager (but only to the extent that such Liabilities arise out of or relate to and with respect to Services); provided that the party to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

           The Company may pay expenses (including attorneys' fees) incurred by Manager and any director, officer, stockholder, employee and agent of Manager in defending any civil, criminal, administrative or investigative action, suit or proceedings, in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of a party which may be entitled to indemnification to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Agreement.

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           7. Fee for Services; Expenses. Commencing on the effective date and throughout the term hereof, the Company will pay to Manager a fixed fee for its services under Section 1(a) hereof, payable quarterly, of $_____________ per quarter (the "Management Fee"). Such Management Fee will be due and payable quarterly in advance by the Company on the first business day of each calendar quarter during the period in which Services are being provided. The Management Fee shall be increased each year on the anniversary date of this Agreement by the rate of increase in the Consumer Price Index for such year over the Consumer Price Index for the prior year. For purposes of this Agreement, the "Consumer Price Index" means the Consumer Price Index for the Boston Standard Metropolitan Statistical Area (All Items for Urban Wage Earners and Clerical Workers), seasonally adjusted, as published by the United States Department of Labor, Bureau of Labor Statistics, or a mutually agreeable index if such index is no longer published or the method of computation thereof is substantially modified.

           In addition to the Management Fee referred to above, the Company will pay or reimburse Manager for all out-of-pocket costs and expenses incurred in fulfilling its obligations as they relate to the Company under this Agreement, including any expenses of third parties engaged by Manager; provided that Manager will not be entitled to reimbursement for compensation of its officers, directors, employees, consultants or stockholders who provide services under this Agreement.

           In addition to the Management Fee, the Company will pay the Manager fees and expenses in connection with all acquisitions, divestitures, joint ventures, business combinations, investment and other transactions entered into by the Company other than in the ordinary course of its business, in an amount and on terms that are customarily received by nationally recognized investment banking firms in similar transactions, as determined by the independent members of the Company's Board of Directors.

           8. Other Relationships. Nothing contained in this Agreement will, or will be deemed to, prohibit, restrict or limit in any manner any business or investment activities of Manager or the directors, officers, employees or affiliates of Manager.

           9. Assignment. This Agreement and all the provisions of it will be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations under this Agreement may be assigned by either party without the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld; provided however that this Agreement may be assigned without the prior consent of the Company to any person or entity that is an affiliate (as defined in the Securities Exchange Act of 1934) of Paul M. Montrone. Nothing in this Agreement, whether expressed or implied, may be construed to give any person other than the parties

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to this Agreement any legal or equitable right, remedy or claim under or in respect of this Agreement.

           10. Term; Effect of Termination. (a) This Agreement will be effective on the date first written above and will continue for a term ending on December 31, 2004 (the "Term").

           (b) This Agreement may be terminated, at any time prior to the end of the Term of this Agreement, as follows: (i) by mutual written consent of the parties; (ii) by the Company, pursuant to written notice by the Company to Manager, if Paul M. Montrone ceases to hold, directly or indirectly, shares of the Company's capital stock constituting at least 20 percent of the aggregate voting power of the Company's capital stock; or (iii) by the Company or the Manager, if the non-terminating party ceases, or threatens to cease, to carry on its business, or commits a material breach of this Agreement, and such breach is not remedied within thirty (30) days after written notice of such breach.

           (c) At the end of the Term of this Agreement, or in the event the parties agree to an earlier termination of this Agreement (in each case the "Termination Date"), each party will perform its obligations under this Agreement accrued to the Termination Date, and the Company (i) will assume, pay and honor all obligations to third parties engaged by Manager in connection with its Services hereunder and (ii) will promptly pay Manager all accrued fees and expenses and honor all indemnification obligations arising hereunder. On termination, Manager will return to the Company any corporate records of the Company and its subsidiaries.

           11. Alternate Dispute Resolution/Arbitration.

           (a) Dispute Resolution. Any claim, dispute, difference or controversy between the parties hereto arising out of, or relative to, this Agreement which cannot be settled by reference to other terms of this Agreement or by mutual understanding between the parties shall be submitted to alternative dispute resolution as described in this Section 11.

           (b) Pre-Arbitration Referral to Representatives.

           (i) The dispute, claim or controversy arising out of or in relation to this Agreement or the interpretation or breach thereof shall be resolved in accordance with this Section 11, being subjected first to the procedure in this subsection (b) then, if still unresolved, to binding arbitration in accordance with subsection (c) below. Any party may cause a proceeding to be commenced by giving written notice to the other party that it desires to do so (the date of such notice is hereinafter referred to as the "Notice Date"). Each party shall thereupon prepare a written statement (the "Statement") briefly describing

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such party's position on the matter in dispute. For purposes hereof, the Company designates its President and Chief Executive Officer and Manager designates Paul
M. Montrone (collectively, the "Representatives") as the individuals who shall represent such parties. The Statement shall be prepared within fifteen (15) days of the Notice Date and given to all parties.

           (ii) The Representatives shall, during the fifteen (15) day period commencing on the fifteenth day after the Notice Date, meet and negotiate in good faith in an attempt to resolve the matter in dispute. If such attempt proves unsuccessful in the judgment of any party, such party may cause all parties involved to pursue the procedure set forth below by delivering written notice to them of such party's desire to do so within five (5) days after the end of such negotiation period.

           (c) Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof which are not resolved by the foregoing procedure shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 'SS''SS' 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

           Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate; however, such proceedings shall be guided by the following agreed upon procedures:

           (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

          (ii) no other discovery;

         (iii) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours, such hearings to take place on one or two days at a maximum; and

          (iv) decision to be tendered not more than ten (10) days following such hearings.

           Notwithstanding anything to the contrary contained herein, the provisions of subsection (c) shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

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           The parties hereto (i) hereby irrevocably submit to the jurisdiction of the United States District Court for the District of New Hampshire, for the purpose of enforcing the award or decision in any such proceeding and (ii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waive and agree not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. The parties hereto hereby consent to service of process by registered mail at the address to which notices are to be given. Each of the Company and Manager agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against the Company or Manager in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

           The losing party shall bear all of the expenses incurred by both parties in connection with any arbitration, including legal and other expenses, unless the neutral advisor determines that it is appropriate for the parties to share all or any part of the expenses incurred in connection with the arbitration and the legal and other expenses, provided that any costs incurred by a party to enforce an award of the neutral advisor pursuant to the foregoing terms of this subsection (c) shall be borne by the party resisting enforcement.

           12. Notices. All notices, requests, demands and other communications provided for by this Agreement must be in writing and will be deemed to have been given at the time when hand delivered or mailed in any general or branch United States post office enclosed in a registered or certified post-paid envelope, addressed to the following addresses of the parties to this Agreement or to such changed address as such party may have given the other party notice as provided in this Agreement:

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      The Company:

      GenTek Inc.
      Liberty Lane
      Hampton, New Hampshire 03842
      Attention: President

      Manager:

      Latona Associates Inc.
      Liberty Lane
      Hampton, New Hampshire 03842
      Attention:  President

           13. Miscellaneous. (a) This Agreement, or any term or provision of it, may only be amended, modified or waived by an instrument in writing signed by the party against whom such amendment, modification or waiver is sought to be enforced.

           (b) The provisions of this Agreement will be construed in accordance with and governed by the laws of the State of Delaware.

           (c) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

           (d) This Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments or writings.

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           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                        LATONA ASSOCIATES INC.



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        GENTEK INC.



                                        By:_____________________________________
                                           Name:
                                           Title:





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